EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of Pacific Premier Bancorp, Inc. on Form S-8 of our report dated March 2, 2004, appearing in the Company’s Annual Report on Form 10-K for the year ending December 31, 2003.

/s/Vavrinek, Trine, Day & Co., LLP
Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
July 30, 2004